UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

BOXABL Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-42493	86-2579471
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BXBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2026, BOXABL Inc. (the “Company”) announced the expansion of its Board of Directors and the appointment of Timothy Goldsmith as a director of the Company. Mr. Goldsmith was also appointed to be the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Dr. Morris A. Davis, who has chaired the Audit Committee, will remain a member of the Committee. The Board of Directors determined that Mr. Goldsmith is “independent” in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board also determined that Mr. Goldsmith qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

As compensation for his service as a director and his role on the Company’s Audit and Nominating and Corporate Governance Committees, Mr. Goldsmith is entitled to compensation pursuant to the Company’s 2026 compensation package for non-employee directors. Under this compensation package, Mr. Goldsmith is entitled to an annual cash retainer of $75,000 paid quarterly in arrears and $175,000 of Restricted Stock Units with a one year cliff vesting period in connection with his service as a non-employee director, an addition $20,000 annual cash compensation in connection with his service as Chairman of the Audit Committee Chair, and an additional $6,000 in connection with his service as a member of the Nominating and Corporate Governance Committee, in each case prorated for the partial year period of service from September 24, 2026.

Mr. Goldsmith spent nearly 21 years at Ernst & Young (“EY”), most recently as an audit partner from 2018 to 2026, where he oversaw more than 20 complex public and private company audits and led a team of over 30 audit executives. He led audit strategy and execution for companies ranging from $200 million to over $3 billion in revenue, and regularly presented financial findings and risk assessments directly to audit committees and boards of directors. His technical background spans U.S. GAAP, IFRS, SEC and PCAOB standards, and Sarbanes-Oxley compliance, along with hands-on experience guiding companies through M&A accounting, business combinations and consolidated financial reporting. Earlier in his EY career, Mr. Goldsmith served as senior manager and manager in the firm’s Assurance and Advisory practice, and spent time as a U.S. SEC capital markets and professional practice senior based in Hong Kong, where he advised clients on cross-border transactions and IPOs involving U.S. operations. Mr. Goldsmith holds a Bachelor of Business Administration in Accounting and Business Economics from Ohio University and is a certified public accountant licensed in Ohio, Georgia, New Jersey and Nevada. He has also served on the boards of several nonprofit organizations, including Junior Achievement of Southern Nevada.

At the same time, the Board also:

●	removed Zvi Yemini as Chairman of the Nominating and Corporate Governance Committee, though he continues to serve as a member of the Committee.
●	appointed Dr. Morris A. Davis as Chairman of the Nominating and Corporate Governance Committee.
●	removed Larry G. Swets from the Nominating and Corporate Governance Committee; and
●	removed Zvi Yemini from the Audit Committee.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter to Timothy Goldsmith
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXABL Inc.

Date: September 24, 2026	By:	/s/ Larry H. King
Larry H. King
Chief Financial Officer